Exhibit 10.10

SEPARATION AGREEMENT AND RELEASE

RECITALS

This Separation Agreement and Release (“Agreement”) is made by and between Brian McDonald (“Employee”) and Monolithic Power Systems, Inc. (the “Company”) (jointly referred to as the “Parties”):

WHEREAS, Employee was employed by the Company;

WHEREAS, the Employee and the Company entered into an Employment Agreement effective July 26, 2002 (the “Employment Agreement”);

WHEREAS, the Company and Employee entered into an Employee Confidential Information and Invention Assignment Agreement dated August 5, 2002 (the “Confidentiality Agreement”);

WHEREAS, the Company granted Employee an option (“Option 1”) to purchase 400,000 shares of the Company’s common stock (“Common Stock”) on August 20, 2002 under the Company’s 1998 Stock Plan (the “Plan”), subject to the terms of the Plan and the option agreement executed by the Company and Employee relating to Option 1 (“Option Agreement 1”), an option (“Option 2”) to purchase 40,000 shares of Common Stock on November 6, 2003 under the Plan, subject to the terms of the Plan and the option agreement executed by the Company and Employee relating to Option 2 (“Option Agreement 2”), and an option (“Option 3” and together with Option 1 and Option 2, the “Options”) to purchase 10,000 shares of Common Stock on January 28, 2004 under the Plan, subject to the terms of the Plan and the option agreement executed by the Company and Employee relating to Option 3 (“Option Agreement 3” and together with Option Agreement 1 and Option Agreement 2, the “Option Agreements”);

WHEREAS, the Company has agreed to accept Employee’s resignation as its Vice President of Finance and Administration and Chief Financial Officer and his relinquishment of all other officer and director positions with the Company and its affiliates as of June 22, 2004 (the “Resignation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with or separation from the Company.

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1. Consideration.

(a) Severance Payment. The Company agrees to pay Employee the lump sum equivalent of two (2) weeks of his base salary (as in effect on the Resignation Date), less applicable withholding, in accordance with the Company’s regular payroll practices. This payment will be made to Employee within five (5) business days after the Effective Date.

(b) Consulting. Commencing on the Resignation Date, Employee will make himself available to serve as a consultant to the Company through September 24, 2004 (the “Consulting Term”), pursuant to the written consulting agreement (the “Consulting Agreement”), attached hereto as Exhibit A.

2. Options. The Parties acknowledge and agree that one hundred eighty three thousand three hundred thirty-three (183,333) shares of Common Stock subject to Option 1 have vested as of the Resignation Date, zero (0) shares of Common Stock subject to Option 2 have vested as of the Resignation Date, and zero (0) shares of Common Stock subject to Option 3 have vested as of the Resignation Date. The Parties hereby agree that no further shares will vest under the Options from and after the Resignation Date. The vested portion of Option 1 will remain outstanding following the Resignation Date and will continue to be subject to the terms and conditions of the Plan and the applicable Option Agreement. Option 2 and Option 3 will cease to exist and be cancelled and Employee will have no further rights with respect to Option 2 and Option 3. The portion of Option 1 that has not vested as of the Resignation Date will cease to exist and be cancelled and Employee will have no further rights with respect to such unvested portion of Option 1. Employee will continue to be a Service Provider for purposes of the Plan and the Option Agreements, pursuant to the Consulting Agreement. The Company shall provide written notice to Employee not more than five (5) business days after Employee ceases to be a Service Provider for purposes of the Plan and Option Agreements; provided, however, that the Company shall have no obligation to provide such notice when Employee ceases to be a Service Provider for purposes of the Plan and Option Agreements because the Consulting Agreement expires by its own terms. Employee acknowledges that if any of the Options have been classified as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, such Options will convert into nonstatutory stock options three (3) months and one (1) day after the Resignation Date. Furthermore, Employee acknowledges that in the event the Options are classified as nonstatutory stock options on the date such Options are exercised, the income recognized upon such exercise will be considered wages that must be reported on Employee’s W-2 and applicable tax withholding will be required. Employee agrees that the Company may refuse to process any such exercise until Employee has made arrangements satisfactory to the Company to satisfy any such withholding obligations.

3. Benefits. Employee’s health insurance benefits will cease on June 30, 2004, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all other benefits and incidents of employment will cease on the Resignation Date. Employee will cease accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Resignation Date.

4. Confidential Information. Employee will continue to maintain the confidentiality of all confidential and proprietary information of the Company and will continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee will return all of the Company’s property and confidential and proprietary information in his possession to the Company.

5. Payment of Salary and Benefits. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee through the Resignation Date. Employee ceased accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Resignation Date.

6. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its current and former officers, directors, employees, agents, investors, shareholders, attorneys, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (“the Releasees”), from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, harassment, retaliation, fraud, fraudulent inducement, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, workers’ compensation and disability benefits;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Family and Medical Leave Act, the California Family Rights Act, the Employee Retirement Income Security Act of 1974, the Older Workers Benefit Protection Act, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and the California Labor Code;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

7. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has up to twenty-one (21) days within which to consider this Agreement;

(c) he has seven (7) days following his execution of this Agreement to revoke the Agreement;

(d) this Agreement will not be effective until the revocation period has expired; and

(e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

8. Civil Code Section 1542. Employee represents that he is not aware of any claim by him other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM

MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

10. Confidentiality. The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee hereto agrees to use his best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

11. No Cooperation. Employee agrees he will not act in any manner that might damage the business of the Company. Employee agrees that he will not encourage, counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee will inform the Company in writing within three (3) days of receiving any such subpoena or other court order.

12. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees. Employee agrees that he will direct all inquiries by potential future employers to Human Resources. The Company agrees that it and its executive officers will not disparage and will refrain from any defamation, libel or slander of the Employee, and any tortious interference with the contracts, relationships and prospective economic advantage of the Employee.

13. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee will not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to leave their employment, or attempt to do so, either for himself or any other person or entity.

14. Breach. Employee acknowledges and agrees that any breach of any provision of this Agreement will constitute a material breach of this Agreement and will entitle the Company immediately to recover and/or cease the severance benefits provided to Employee under this Agreement.

15. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of actual or potential disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement will be deemed or construed to be:

(a) an admission of the truth or falsity of any claims made or any potential claims; or

(b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

16. Costs. The Parties will each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement, except as provided herein.

17. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, will be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes or California Code of Civil Procedure. The Parties agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration will be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the Confidentiality Agreement.

18. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee’s failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys’ fees.

19. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

21. Severability. In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision or portion of said provision.

22. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the Consulting Agreement, the Plan, and, to the extent not amended hereby, the Option Agreements.

23. No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, will not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement will remain in full force and effect as if no such forbearance or failure of performance had occurred.

24. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Chief Executive Officer of the Company.

25. Governing Law. This Agreement will be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice-of-law provisions. Employee hereby consents to personal and exclusive jurisdiction and venue in the State of California.

26. Effective Date. This Agreement will become effective on the date that (i) it has been signed by both parties and (ii) eight (8) days have passed since Employee has signed it.

27. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

28. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

BRIAN MCDONALD

Dated: 6/23/2004	By:	/s/ Brian McDonald
Brian McDonald

MONOLITHIC POWER SYSTEMS, INC.

Dated: 6/23/2004	By:	/s/ Michael Hsing
	Name:	Michael Hsing
	Title:	CEO

EXHIBIT A

CONSULTING AGREEMENT

MONOLITHIC POWER SYSTEMS, INC.

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is effective as of June 22, 2004 by and between Monolithic Power Systems, Inc. (the “Company”) and Brian McDonald (“Consultant”). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. Services and Compensation. Consultant agrees to perform for the Company the services described in Exhibit A (the “Services”), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.

2. Confidentiality.

A. Definition. “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

B. Nonuse and Nondisclosure. Consultant will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party. Consultant agrees that all Confidential Information will remain the sole property of the Company. Consultant also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information.

C. Former Client Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any. Consultant also agrees that Consultant will not bring onto the Company’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

D. Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that, during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

E. Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have in Consultant’s possession or control.

3. Ownership.

A. Assignment. Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement that relate to the products, technology or research and development of the Company, that are created using any facilities, equipment, supplies or trade secret information of Company or that are created in connection with performing the Services under this Agreement (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to assign (or cause to be assigned) and hereby assigns fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions.

B. Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions. Consultant also agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.

C. Pre-Existing Materials. Subject to Section 3.A, Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed under this Agreement any pre-existing invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant will inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

D. Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant.

4. Conflicting Obligations.

A. Conflicts. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement. Subject to the foregoing, Consultant is permitted to enter into any other employment or independent contracting relationships concurrent with this Agreement. Consultant’s violation of this Section 4.A will be considered a material breach under Section 6.B.

B. Substantially Similar Designs. In view of Consultant’s access to the Company’s trade secrets and proprietary know-how, Consultant agrees that, if and to the extent that Consultant contributes to or has access to any semiconductor circuit or other product designs or technology of Company, Consultant will not, without Company’s prior written approval, design identical or substantially similar semiconductor circuit or other product designs as those developed under this Agreement for any third party during the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement. Consultant acknowledges that the obligations in this Section 4 are ancillary to Consultant’s nondisclosure obligations under Section 2.

5. Reports. Consultant also agrees that Consultant will, from time to time during the term of this Agreement or any extension thereof, keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the time required to prepare such written reports will be considered time devoted to the performance of the Services.

6. Term and Termination.

A. Term. The term of this Agreement will begin on June 22, 2004 and will continue until the earlier of (i) September 24, 2004, or (ii) termination as provided in Section 6.B.

B. Termination. Either party may terminate this Agreement upon giving the other party 14 days’ prior written notice of such termination pursuant to Section 11.E of this Agreement in the event that the other party is in breach of any material provision of this Agreement, which breach is not cured within such notice period.

C. Survival. Upon such termination, all rights and duties of the Company and Consultant toward each other shall cease except:

(1) The Company will pay, within 30 days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and

(2) Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 7 (Independent Contractor; Benefits), Section 8 (Indemnification), Section 9 (Nonsolicitation) and Section 10 (Arbitration and Equitable Relief) will survive termination of this Agreement.

7. Independent Contractor; Benefits.

A. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

B. Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company. If Consultant is reclassified by a state or federal agency or court as Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

8. Indemnification. Consultant agrees to indemnify and hold harmless the Company and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees or agents, (ii) any breach by the Consultant or Consultant’s assistants, employees or agents of any of the covenants contained in this Agreement, (iii) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (iv) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Consultant under this Agreement.

9. Nonsolicitation. From the date of this Agreement until 12 months after the termination of this Agreement (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit or encourage any employee or contractor of the Company or its affiliates to terminate employment with, or cease providing services to, the Company or its affiliates. During the Restricted Period, Consultant will not, whether for Consultant’s own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with any person who is or during the period of Consultant’s engagement by the Company was a partner, supplier, customer or client of the Company or its affiliates.

10. Arbitration and Equitable Relief.

A. Arbitration. Consultant agrees that any and all controversies, claims or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company, in its capacity as such or otherwise) arising out of, relating to or resulting from Consultant’s performance of the Services under this Agreement or the termination of this Agreement, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the “Rules”) and pursuant to California law. CONSULTANT AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO, ALL DISPUTES ARISING FROM OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO: ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. Consultant understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant.

B. Procedure. Consultant agrees that any arbitration will be administered by the American Arbitration Association (“AAA”), and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. Consultant agrees that the arbitrator will have the power to decide any motions brought by any party to the arbitration, including discovery motions, motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Consultant agrees that the arbitrator will issue a written decision on the merits. Consultant also agrees that the arbitrator will have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. Consultant understands that the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA, except that Consultant shall pay the first $200.00 of any filing fees associated with any arbitration Consultant initiates. Consultant agrees that the arbitrator will administer and conduct any arbitration in a manner consistent with the Rules and that, to the extent that the AAA’s

National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules will take precedence.

C. Remedy. Except as provided by the Rules, arbitration will be the sole, exclusive and final remedy for any dispute between the Company and Consultant. Accordingly, except as provided for by the Rules, neither the Company nor Consultant will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding the foregoing, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

D. Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, Consultant agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of Sections 2 (Confidentiality), 3 (Ownership) or 4 (Conflicting Obligations) of this Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870. In the event either the Company or Consultant seeks injunctive relief, the prevailing party will be entitled to recover reasonable costs and attorneys’ fees.

E. Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers’ compensation board. This Agreement does, however, preclude Consultant from pursuing court action regarding any such claim.

F. Voluntary Nature of Agreement. Consultant acknowledges and agrees that Consultant is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that Consultant has carefully read this Agreement and has asked any questions needed to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Consultant is waiving its right to a jury trial. Finally, Consultant agrees that Consultant has been provided an opportunity to seek the advice of an attorney of its choice before signing this Agreement.

11. Miscellaneous.

A. Governing Law. This Agreement shall be governed by the laws of California without regard to California’s conflicts of law rules.

B. Assignability. Except as otherwise provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement.

C. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement.

D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party’s address or facsimile number written below or at such other address or facsimile number as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective 3 business days after mailing in accordance with this Section 11(E).

(1) If to the Company, to:

983 University Avenue, Building A

Los Gatos, CA 95032

Attention: Chief Executive Officer

Telephone: (408) 357-6600

Facsimile: (408) 357-6750

(2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

F. Attorneys’ Fees. In any court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that party may be entitled.

G. Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the date first set forth above.

CONSULTANT		MONOLITHIC POWER SYSTEMS, INC.

By:	/s/ Brian McDonald	By:	/s/ Michael Hsing
Name:	Brian McDonald	Name:	Michael Hsing
Title:	Self	Title:	CEO

Address for Notice:

Brian McDonald
5821 Algonquin Way
San Jose, CA 95138

EXHIBIT A

Services and Compensation

1. Contact. Consultant’s principal Company contact:

Name:  Michael Hsing

Title:  CEO

2. Services. The Services consist of the following:

Consultant will provide consulting and advisory services relating to financial and accounting matters and to projects or work in process that had been within the Consultant’s areas of responsibility while he served as Chief Financial Officer of the Company, including such appropriate tasks as the Company’s Board of Directors (the “Board”) may request as necessary and appropriate to assist Timothy Christoffersen transition into the position of the Company’s Chief Financial Officer. Consultant will not be required to provide more than one work day (eight hours) per calendar week in services under this Agreement, except as mutually agreed by Consultant and the Company.

3. Compensation.

A. The Company will pay Consultant $60.00 per hour for every hour of service actually performed under this Agreement.

B. The Company will reimburse Consultant for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

Every two weeks, Consultant shall submit to the Company a written invoice for Services and expenses, and such statement shall be subject to the approval of the contact person listed above or other designated agent of the Company.

Effective as of June 22, 2004

CONSULTANT		MONOLITHIC POWER SYSTEMS, INC.

By:	/s/ Brian McDonald	By:	/s/ Michael Hsing
Name:	Brian McDonald	Name:	Michael Hsing
Title:	Self	Title:	CEO